Exhibit 99.1

Raytheon Company Public Relations 870 Winter Street Waltham, MA 02451 www.raytheon.com

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Todd Ernst
781.522.5110	781.522.5141

Raytheon Company announces agreement to acquire Applied Signal Technology, Inc.

•	Acquisition enhances Raytheon’s capabilities across the full spectrum of integrated sensor solutions for classified and other government customers

•

Combination of Raytheon’s radar and sensor products with Applied Signal’s communications and signals technologies to further enable next-generation intelligence, surveillance and reconnaissance (ISR) solutions

WALTHAM, Mass., (Dec. 20, 2010) – Raytheon Company (NYSE: RTN) today announced that it has signed a definitive acquisition agreement with Applied Signal Technology, Inc. (NASDAQ: APSG), a leader in the collection and processing of communications signals to support tactical and strategic intelligence missions. The agreement has been approved by the boards of directors of both companies.

Under the terms of the agreement, Raytheon will commence a tender offer to purchase all of the outstanding shares of Applied Signal Technology, Inc. common stock at a price of $38.00 per share in cash for an aggregate purchase price of approximately $490 million, net of cash acquired. Pending the successful completion of the tender offer, the transaction is expected to close in the first quarter of 2011 subject to customary closing conditions and regulatory approvals. The transaction is not expected to have a material effect on Raytheon’s earnings.

Applied Signal’s tactical signals and communications intelligence (SIGINT/COMINT) systems, data fusion and information operations/information assurance products, combined with Raytheon’s world class sensor technology, program management, mission support and system integration capabilities, will provide highly discriminating solutions to an expanded range of intelligence and defense customers in the United States and around the world.

“Applied Signal brings world class technologies and talent that complement Raytheon’s strong intelligence, surveillance and reconnaissance solutions,” said William H. Swanson, Chairman and Chief Executive Officer, Raytheon Company. “This combination of strengths, along with our complementary cultures of innovation, will provide capabilities to address our customers’ current and future challenges while creating value for our shareholders.”

Nearly 90 percent of Applied Signal’s sales are to classified customers. The company’s portfolio includes secure broadband network communications; cyber intelligence systems, software and analytics to address sophisticated cyberspace threats; electronic warfare solutions; and other advanced capabilities that enable customers to detect, evaluate and respond to potential threats. These systems are deployed on a range of strategic platforms worldwide.

“Our history of innovation across a range of strategic and tactical ISR products and services, including significant scale in the fast-growing network intelligence space, together with Raytheon’s technology portfolio and development expertise will create strong new capabilities for customers,” said William B. Van Vleet, Chief Executive Officer, Applied Signal Technology, Inc.

Following successful completion of the transaction, Applied Signal will be integrated into Raytheon’s Space and Airborne Systems (SAS) business. Applied Signal’s capabilities offer opportunities for growth at SAS and across the Raytheon enterprise.

“Applied Signal aligns with our strategy of expanding participation in our customers’ principal areas of need, particularly ISR systems,” said Rick Yuse, president, SAS. “Joining Raytheon’s radar, electro-optical/infrared sensors, and communications technologies with Applied Signal’s SIGINT/COMINT systems will enhance our ability to deliver a full spectrum of integrated sensor solutions.”

Completion of the transaction is subject to, among other things, the valid tender without withdrawal of 76.3 percent of the outstanding shares of Applied Signal Technology, Inc. common stock, regulatory approvals including approval under the Hart-

Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Following completion of the tender offer, any shares of Applied Signal Technology, Inc. not tendered will be converted into the right to receive the same price per share paid by Raytheon in the tender offer. In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of shareholder approval. The transaction is not subject to any financing condition.

Raytheon Company (NYSE: RTN), with 2009 sales of $25 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 88 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 75,000 people worldwide.

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Raytheon Forward-Looking Statements

This press release contains “forward-looking statements,” including information regarding Raytheon’s 2011 outlook, future plans, objectives, business prospects and the acquisition of Applied Signal Technology, Inc. Such forward-looking statements are not statements of historical facts, are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Specific factors that could cause such a difference include, but are not limited to: Raytheon’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different from Raytheon’s assumptions; the risk of cost overruns, particularly for Raytheon’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in Raytheon’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in Raytheon’s public announcements and Securities and Exchange Commission filings. Other risks and uncertainties relating to the acquisition of Applied Signal Technology, Inc. include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, the tender of the requisite number of the outstanding shares of common stock of Applied Signal Technology, Inc. or majority vote in favor of the transaction at a special shareholders’ meeting, and the possibility that the transaction will not be completed, or if it is completed, that it will not close within the anticipated time period. Forward-looking statements in this press release should be evaluated together with the other uncertainties that affect Raytheon’s business, particularly those identified in the cautionary factors discussion in Raytheon’s Annual Report on Form 10-K for the year ended December 31, 2009, together with its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Raytheon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Notice to Investors

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Raytheon Company will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC). Investors and Applied Signal Technology, Inc. security holders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Applied Signal Technology, Inc. with the SEC, because they will contain important information about the tender offer. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Raytheon Company at www.raytheon.com, or Raytheon Company, 870 Winter Street, Waltham, MA 02451, Attn: Corporate Secretary’s Office.

Additional Information About the Merger and Where to Find It

In connection with the potential one-step merger, Applied Signal Technology, Inc. would file a proxy statement with the SEC. Additionally, Applied Signal Technology, Inc. would file other relevant materials with the SEC in connection with the proposed acquisition of Applied Signal Technology, Inc. by Raytheon pursuant to the terms of an Agreement and Plan of Merger by and among Applied Signal Technology, Inc., RN Acquisition Company and Raytheon Company. The materials to be filed by Applied Signal Technology, Inc. with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain free copies of the proxy statement from Applied Signal Technology Investor Relations by contacting Applied Signal at 460 West California Avenue, Sunnyvale, California 94086, (408) 749-1888. Investors and security holders of Applied Signal Technology, Inc. are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Raytheon Company, Applied Signal Technology, Inc. and their respective directors, executive officers and other members of their respective management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of Applied Signal Technology, Inc.’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Raytheon Company’s executive officers and directors in the solicitation by reading Raytheon Company’s proxy statement for its 2010 annual meeting of stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Applied Signal Technology, Inc.’s executive officers and directors in the solicitation by reading Applied Signal Technology, Inc.’s proxy statement for its 2010 annual meeting of stockholders and the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of Applied Signal Technology, Inc.’s participants in the solicitation, which may, in some cases, be different than those of Applied Signal Technology, Inc.’s stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available.